Exhibit 99.1

For Immediate Release

GLOBAL WATER RESOURCES, INC. REPORTS

FIRST QUARTER 2016 RESULTS

PHOENIX, AZ – June 9, 2016 – Global Water Resources, Inc. (NASDAQ: GWRS, TSX: GWR) (the “Company”), a water resource management company that owns and operates regulated water, wastewater and recycled water utilities in the metropolitan Phoenix area, today reported its first quarter financial results for the period ended March 31, 20161. All amounts, unless otherwise indicated, are in U.S. dollars. See information below regarding today’s conference call information.

First Quarter 2016 Highlights

•	Consolidated revenue was $6.8 million, down from $7.6 million for the same period of 2015. Our results for Q1-2015 included the results of the Valencia operations, which the Company transferred to the City of Buckeye in July 2015. Excluding Valencia, our revenue grew by 6.0% or $384,000 in Q1-2016 from last year.

•	Adjusted EBITDA[2] was nearly flat at $3.1 million in Q1-2016 compared to $3.2 million in Q1-2015, notwithstanding the Valencia disposition. Excluding the impact of Valencia, Adjusted EBITDA for Q1-2016 was $3.1 million compared to $2.5 million in Q1-2015, which reflects a $555,000 increase or 22% improvement.

•	Total active connections increased 2.3% to 37,985 as of March 31, 2016 from 37,147 as of March 31, 2015, after adjusting for the Valencia disposition.

Highlights Subsequent to Quarter End

•	Completed the sale of the assets of Willow Valley Water Company to EPCOR Water Arizona for approximately $2.3 million.

•	Completed a plan of arrangement that resulted in the merger of GWR Global Water Resources Corp. with and into Global Water Resources, Inc.

•	Began trading on the NASDAQ Global Market under the symbol “GWRS”.

•	Completed the initial public offering of 1,339,520 shares for gross proceeds of $8.4 million, which included an over-allotment of shares exercised by the underwriter.

•	Entered into a note purchase agreement to issue senior secured notes for a total amount of $115 million at a blended interest rate of 4.55%. The transaction is expected to close on June 24, 2016.

•	Received favorable ruling from the IRS providing ability to defer the taxable gain associated with the Valencia condemnation, by making capital investments in existing utilities.

“Since the start of the year, we have successfully executed on a series of milestones that have considerably strengthened and improved our core business,” said Ron Fleming, President and CEO of Global Water. “Additionally, we signed a note purchase agreement for the restructuring of our debt on more favorable terms, which we expect to result in a significant reduction to interest expense and an improvement to our bottom line beginning in Q3-2016.”

[1]	Global Water relied on the exemptions for filings by an SEC foreign issuer under National Instrument 71-102 in taking advantage of the additional time permitted to make its first quarter 2016 filings under U.S. securities laws.
[2]	Adjusted EBITDA, defined as income or loss before interest, income taxes, depreciation and amortization adjusted to exclude impacts of equity method investment and non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. G.A.A.P.

Mr. Fleming added, “This progress, combined with our successful IPO and improving economic conditions in the Phoenix area, means that we are well positioned to capitalize on strategic opportunities.”

Summary of Financial Results

Consolidated Revenue

Consolidated revenue for Q1-2016 was $6.8 million, down 10.6% or $0.8 million from $7.6 million for the same period of 2015. Global Water’s results for Q1-2015 included the results of our Valencia operations, which the Company transferred to the City of Buckeye in July 2015.

Excluding Valencia, Global Water grew revenue by 6.0% or $384,000 in Q1-2016 from last year. The growth was primarily driven by a 2.3% increase in active connections, increased rates, and a 10.3% increase in water consumption during the quarter.

Operating Expenses

Operating expenses for Q1-2016 were $5.7 million, down $1.1 million when compared to $6.8 million for Q1-2015. The decrease in operating expenses was primarily attributable to lower operations and maintenance costs as a result of the disposition of Valencia.

Excluding the impact of Valencia, operating expenses in Q1-2016 were relatively flat compared to Q1-2015.

EBITDA

EBITDA for Q1-2016 was relatively flat at $2.9 million compared to $2.9 million for the same period of last year. EBITDA was flat primarily due to the lost EBITDA associated with the Valencia disposition which was then offset by increased rates, increased connections and increased water consumption.

Excluding the impact of Valencia, EBITDA for Q1-2016 was $2.9 million compared to $2.3 million in Q1-2015, which reflects a $587,000 increase or 25% improvement.

Adjusted EBITDA

Adjusted EBITDA was slightly down for Q1-2016 at $3.1 million compared to $3.2 million for the same period last year. The slight decline was primarily due to the Valencia disposition offset by increased rates, increased connections and increased water consumption.

Excluding the impact of Valencia, Adjusted EBITDA for Q1-2016 was $3.1 million compared to $2.5 million in Q1-2015, which reflects a $555,000 increase or 22% improvement.

Net Income/Loss

Global Water incurred a net loss of $0.3 million or $0.02 per basic share in Q1-2016. This compares to a net loss of $0.9 million or $0.05 per share for Q1-2015. The $0.6 million improvement in net loss was due to a number of factors, including a reduction in interest charges stemming from the retirement of a loan as a result of the Valencia condemnation.

Favorable Private Letter Ruling

We recently received a favorable Private Letter Ruling (PLR) from the IRS as it pertains to the tax treatment of our gain on the Valencia condemnation. Specifically, the IRS ruled that we can make capital investments in our existing utilities (water and wastewater) which would qualify under IRC Section 1033 re-investment requirements. The corporate tax rate on the gain currently stands at roughly 38%, so to the extent we make qualifying capital investments, this will allow us to defer the gain and reduce the associated tax payments that otherwise would have come due by approximately 38%. The time horizon to make these capital investments is two years from the end of the tax year in which the gain is realized (possibly three years with an IRS approval to extend one year).

Although not part of the PLR, in addition to making capital investments, we can also make acquisitions of other like kind property (i.e. water and wastewater utilities) that would qualify under IRC Section 1033, to similarly defer the gain and the taxes that would become due. The time horizon to make these qualifying acquisitions is three years from the end of the tax year in which the gain is realized (with the ability to apply for extensions in one year increments).

Business Outlook

Global Water’s immediate growth strategy for its regulated water, wastewater and recycled water business is driven by increased service connections, continued operating efficiencies and utility rate increases approved by the Arizona Corporate Commission (ACC). Global Water now has the opportunity to return to its original mission, to aggregate water and wastewater utilities, allowing our customers and the Company to realize the benefits of consolidation, regionalization, and environmental stewardship, which it may pursue as opportunities arise.

Connection Rates

Excluding the impact of the Valencia operations, Global Water experienced positive growth in new connections and in re-establishing service on previously vacant homes. As of March 31, 2016, active service connections increased by 201 to 37,985, compared with 37,784 as of December 31, 2015. This represents an annualized increase of 2.1%. The Company’s vacancy rate is now at 2.3% after reaching a peak of 11.2% in February of 2009.

Arizona’s Growth Corridor: Positive Population Trends

The Metropolitan Phoenix area is steadily growing due to low-cost housing, excellent weather, large and growing universities, a diverse employment base and low taxes. Its population has increased throughout 2015 and into 2016, and it continues to grow.

The Arizona Department of Administration – Office of Employment and Population Statistics predicts that Maricopa County will have a population of 4.5 million by 2020. This rate of growth, combined with more than five additional years of rate phase-ins, will create the opportunity for Global Water to meaningfully increase its active connections and regulated revenues for the foreseeable future.

Conference Call

Global Water will conduct a conference call on Thursday, June 9, 2016, at 1:00 p.m. EST. Interested persons may access the call by dialing (647) 427-7450 or toll free at (888) 231-8191. Shortly after the conclusion of the call, a replay will be available by dialing (416) 849-0833 or (855) 859-2056. The passcode is 16104190. The replay will expire at midnight (EST) on June 23, 2016. A copy of the transcript and an audio replay of the conference call, once available, will be archived within the investor section of the Company’s web site at www.gwresources.com.

About Global Water Resources, Inc.

The Company is a water resource management company located in Phoenix, Arizona, that owns and operates regulated water, wastewater and recycled water utilities in the metropolitan Phoenix area. More information on the Company can be found at www.gwresources.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, the timing of closing of the note sale, reductions to interest expense, improvements to our bottom line, population predictions, increases in active connections, increases in regulated revenue and other statements that are not historical facts as well as statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Michael J. Liebman	Laura Scutaru
Chief Financial Officer and Corporate Secretary	Investor Relations
Global Water Resources, Inc.	NATIONAL Equicom
(480) 999-5104	(416) 586-1964
Mike.liebman@gwresources.com	lscutaru@national.ca
www.gwresources.com

GLOBAL WATER RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2016 and December 31, 2015

(Unaudited)

	March 31, 2016	December 31, 2015
	(in thousands of US$, except share data)
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	$260,660	$258,244
Less accumulated depreciation	(65,643)	(64,092)

Net property, plant and equipment	195,017	194,152

CURRENT ASSETS:
Cash and cash equivalents	11,418	11,513
Accounts receivable — net	1,195	1,132
Due from affiliates	264	306
Accrued revenue	1,803	1,745
Prepaid expenses and other current assets	2,048	1,179
Assets held for sale	2,805	2,840

Total current assets	19,533	18,715

OTHER ASSETS:
Intangible assets — net	12,772	12,772
Regulatory asset	199	227
Deposits	13	13
Bond service fund and other restricted cash	9,051	9,042
Equity method investment	632	821

Total other assets	22,667	22,875

TOTAL ASSETS	$237,217	$235,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,450	$1,322
Accrued expenses	6,699	5,137
Deferred revenue	7	11
Customer and meter deposits	1,639	1,706
Long-term debt — current portion	2,031	1,994
Liabilities relating to assets held for sale	485	493

Total current liabilities	13,311	10,663

NONCURRENT LIABILITIES:
Long-term debt	102,553	102,417
Deferred regulatory gain - ICFA	19,730	19,730
Regulatory liability	7,859	7,859
Advances in aid of construction	62,634	61,480
Contributions in aid of construction — net	4,368	4,426
Deferred income tax liabilities	3,824	4,164
Acquisition liability	4,688	4,688
Other noncurrent liabilities	286	252

Total noncurrent liabilities	205,942	205,016

Total liabilities	219,253	215,679

SHAREHOLDERS’ EQUITY :
Common stock, $0.01 par value, 60,000,000 shares authorized, 18,241,746 shares issued and outstanding as of March 31, 2016 and December 31, 2015	2	2
Paid in capital	19,938	21,659
Accumulated deficit	(1,976)	(1,598)

Total shareholders’ equity	17,964	20,063

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$237,217	$235,742

GLOBAL WATER RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands of US$)
REVENUES:
Water services	$2,989	$3,893
Wastewater and recycled water services	3,807	3,602
Unregulated revenues	20	127

Total revenues	6,816	7,622

OPERATING EXPENSES:
Operations and maintenance	1,612	1,860
Operations and maintenance - related party	472	611
General and administrative	2,054	2,064
Depreciation	1,617	2,312

Total operating expenses	5,755	6,847

OPERATING INCOME	1,061	775

OTHER INCOME (EXPENSE):
Interest income	3	2
Interest expense	(1,822)	(2,079)
Other	323	(176)
Other - related party	(101)	35

Total other income (expense)	(1,597)	(2,218)

INCOME (LOSS) BEFORE INCOME TAXES	(536)	(1,443)
INCOME TAX BENEFIT (EXPENSE)	222	528

NET INCOME (LOSS)	$(314)	$(915)

GLOBAL WATER RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands of US$)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(314)	$(915)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred compensation	214	187
Depreciation	1,617	2,312
Amortization of deferred debt issuance costs and discounts	45	56
Loss on equity method investment	188	44
Other gains and losses	—	176
Provision for doubtful accounts receivable	22	16
Deferred income tax expense (benefit)	(339)	(528)
Changes in assets and liabilities:
Accounts receivable	(85)	161
Other current assets	(1,382)	(332)
Accounts payable and other current liabilities	2,432	(463)
Other noncurrent assets	29	50
Other noncurrent liabilities	9	—

Net cash provided by operating activities	2,436	764

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,371)	(419)
(Deposits) withdrawals of restricted cash	(9)	(4)
Cash advance to related party	—	(1,107)
Repayment of related party cash advance	—	182
Deposits received (refunded)	—	6

Net cash used in investing activities	(1,380)	(1,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan repayments	—	(196)
Principal payments under capital leases	(36)	(22)
Debt issuance costs paid	(8)	—
Advances in aid of construction	53	50
Dividends paid	(1,160)	(1,112)
Refunds of advances for construction	—	(12)

Net cash used in financing activities	(1,151)	(1,292)

INCREASE IN CASH AND CASH EQUIVALENTS	(95)	(1,870)
CASH AND CASH EQUIVALENTS – Beginning of period	11,513	6,577

CASH AND CASH EQUIVALENTS – End of period	$11,418	$4,707

GLOBAL WATER RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands)
EBITDA
Net Income (Loss)	$(314)	$(915)
Income tax benefit	(222)	(528)
Interest income	(3)	(2)
Interest expense	1,822	2,079
Depreciation	1,617	2,312
Amortization	—	—

EBITDA	$2,900	$2,946
EBITDA Adjustments
Writedown of Willow Valley assets held for sale	$—	$176
Adjust for Equity Investment in Fathom	188	44

EBITDA adjustments	188	220

Adjusted EBITDA	$3,088	$3,166

EBITDA	$2,900	$2,946
Valencia revenue	—	(1,190)
Valencia operating expenses	—	558

EBITDA - excluding the impact of Valencia	$2,900	$2,314
Writedown of Willow Valley assets held for sale	—	176
Adjust for Equity Investment in Fathom	188	44
EBITDA adjustments	188	220

Adjusted EBITDA - excluding the impact of Valencia	$3,088	$2,534